UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Murphy USA Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

YOUR VOTE IS IMPORTANT

MURPHY USA

Proud Past Bright Future

R. Madison Murphy Chairman of the Board of Directors

March 17, 2016

Dear Stockholder:

The Board of Directors and management cordially invite you to attend Murphy USA’s Annual Meeting of Stockholders to be held at 1:00 p.m., Central Time, on Thursday, May 5, 2016, at the South Arkansas Arts Center, 110 East 5th Street, El Dorado, Arkansas 71730. The formal notice of the Annual Meeting of Stockholders and Proxy Statement follow.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, we urge you to promptly vote and submit your proxy via the Internet, by phone, or by signing, dating, and returning the enclosed proxy card. If you attend the Annual Meeting, you can vote in person, even if you have previously submitted your proxy.

On behalf of the Board of Directors, we would like to express our appreciation for your continued investment in Murphy USA. We look forward to greeting as many of you as possible.

Sincerely,

Murphy USA Inc. | 200 Peach St. | El Dorado, AR 71730 | 870-875-7600 | corporate.murphyusa.com | NYSE: MUSA

2016 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Notice of Annual Meeting

Thursday, May 5, 2016 1:00 p.m. Central Time	South Arkansas Arts Center 110 East 5th Street, El Dorado, Arkansas, 71730	Record Date The close of business March 7, 2016

The Annual Meeting of Stockholders of Murphy USA Inc. (the “Company”) will be held at the South Arkansas Arts Center, 110 East 5th Street, El Dorado, Arkansas 71730, on Thursday, May 5, 2016, at 1:00 p.m., Central Time, for the following purposes:

1.	Election of three Class III directors whose current terms expire on the date of the 2016 Annual Meeting;
2.	Approval of executive compensation on an advisory, non-binding basis;
3.	Ratification of the action of the Audit Committee of the Board of Directors in appointing KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2016; and
4.	Such other business as may properly come before the meeting.

Only stockholders of record at the close of business on March 7, 2016, the record date fixed by the Board of Directors of the Company, will be entitled to notice of and to vote at the meeting or any adjournment thereof. A list of all stockholders entitled to vote is on file at the office of the Company, 200 Peach Street, El Dorado, Arkansas 71730.

Cast Your Vote Right Away

It is very important that you vote. Please cast your vote right away on all of the proposals listed above to ensure that your shares are represented. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials (“Notice”) you received in the mail or, if you requested to receive printed proxy materials, on your enclosed proxy card.

Notice and Access

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 5, 2016:

The Notice of 2016 Annual Meeting, 2016 Proxy Statement and 2015 Annual Report on Form 10-K are available, free of charge, at www.proxyvote.com.

This year, we will be furnishing proxy materials over the Internet to a number of our stockholders under the U.S. Securities and Exchange Commission’s notice and access rules. Many of our stockholders will receive a Notice in the mail instead of a paper copy of this Proxy Statement, a proxy card or voting instruction card and our 2015 Annual Report. We believe that this process will reduce the environmental impact of our Annual Meeting as well as reduce the costs of printing and distributing our proxy materials. The Notice will instruct you as to how you may access and review all of the proxy materials on the Internet.

All stockholders who do not receive a Notice will receive a paper copy of the proxy materials by mail, unless they have previously elected to receive proxy materials by email. We remind stockholders who receive a Notice that the Notice is not itself a proxy card and should not be returned with voting instructions. The Notice only presents an overview of the more complete proxy materials. Stockholders should review the proxy materials before voting.

The Notice contains instructions on how to access our proxy materials and vote over the Internet at www.proxyvote.com and how stockholders can receive a paper copy of our proxy materials, including this Proxy Statement, a proxy card or voting instruction card and our 2015 Annual Report. At www.proxyvote.com stockholders can also request to receive future proxy materials in printed form by mail or electronically by email.

By the Order of the Board of Directors

Gregory L. Smith

Secretary

El Dorado, Arkansas

March 17, 2016

MURPHY USA INC.    1

2016 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

2    MURPHY USA INC.

2016 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Table of Contents (continued)

Proposal 2 – Approval of Executive Compensation on an Advisory, Non-Binding Basis	32

Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm for Fiscal 2016	33

Submission of Stockholder Proposals	34

Electronic Availability of Proxy Materials for 2016 Annual Meeting	35

Other Information	35

This Proxy Statement is issued by Murphy USA Inc. in connection with the 2016 Annual Meeting of Stockholders scheduled for May 5, 2016. This Proxy Statement and accompanying proxy card are first being made available to stockholders on or about March 17, 2016.

MURPHY USA INC.    3

2016 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Proxy Statement

Solicitation

The solicitation of the enclosed proxy is made on behalf of the Board of Directors of Murphy USA Inc. (the “Board”) for use at the Annual Meeting of Stockholders to be held on May 5, 2016. It is expected that the Notice of Internet Availability of Proxy Materials will be mailed to stockholders beginning on or about March 17, 2016.

The complete mailing address of the Company’s principal executive office is 200 Peach Street, El Dorado, Arkansas 71730.

References in this Proxy Statement to “we,” “us,” “our,” “the Company” and “Murphy USA” refer to Murphy USA Inc. and its consolidated subsidiaries.

Quorum and Voting Procedures

Quorum Requirement

A quorum of stockholders is necessary to hold a valid meeting. The presence, in person or by proxy, of the holders of a majority of the total voting power of all outstanding securities of the Company entitled to vote at a meeting of stockholders shall constitute a quorum. Abstentions and “broker non-votes” are counted as present for establishing a quorum. A “broker non-vote” occurs on a proposal when shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and that the broker or nominee does not have discretionary power to vote on a non-routine matter.

Vote Necessary to Approve Proposals

General

Votes cast by proxy or in person at the meeting will be counted by the persons appointed by the Company to act as Judges of Election for the meeting. The Judges of Election will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the outcome of any other business submitted at the meeting to the stockholders for a vote.

Your proxy will be voted at the meeting, unless you (i) revoke it at any time before the vote by filing a revocation with the Secretary of the Company, (ii) duly execute a proxy card bearing a later date, or (iii) appear at the meeting and vote in person. Proxies returned to the Company, votes cast other than in person and written revocations will be disqualified if received after commencement of the meeting. If you elect to vote your proxy by telephone or Internet as described in the telephone/Internet voting instructions on your proxy card, the Company will vote your shares as you direct. Your telephone/internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned your proxy card.

Proposal 1 – Election of Three Class III Directors Whose Current Terms Expire on the Date of the 2016 Annual Meeting

The Class III directors shall be elected by a plurality of the votes cast at the Annual Meeting so long as a quorum is present. Under this standard, you may either vote in favor of all Class III directors, or withhold on all Class III directors or a particular Class III director. If you do not vote at all, you will have no impact on the calculation of “votes cast.” “Broker non-votes” will not count as a vote cast and will likewise have no effect. Unless specification to the contrary is made, the shares represented by the enclosed proxy will be voted FOR all the director nominees.

All Other Proposals

For Proposals 2 and 3, the affirmative vote of a majority of the shares of our capital stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required for approval. You may vote “for,” “against” or “abstain” on these matters. If you vote to “abstain,” it will have the same effect as a vote “against.” “Broker non-votes” are not counted as shares present or represented and voting and have no effect on the vote. Unless specification to the contrary is made, the shares represented by the enclosed proxy will be voted FOR the approval of the compensation of the Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (on an advisory, non-binding basis) and FOR approval of the action of the Audit Committee of the Board of Directors in appointing KPMG LLP as the Company’s independent registered public accounting firm for 2016.

Broker Voting

If your shares are held in the name of a bank, broker or other holder of record (a “nominee”), you will receive instructions from the nominee that you must follow in order for your shares to be voted. Certain of these institutions offer telephone and Internet voting. Under current New York Stock Exchange (“NYSE”) rules, the proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year should be considered a routine matter. However, for purposes of determining the outcome of any non-routine matter as to which the broker does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter. Notably, Proposals 1 and 2 should be considered non-routine matters and your broker is not permitted to vote your shares without your instructions and such uninstructed shares are considered “broker non-votes.”

Voting Securities

On March 7, 2016, the record date for the meeting, the Company had 39,975,105 shares of common stock outstanding, all of one class and each share having one vote with respect to all matters to be voted on at the meeting. Information as to common stock ownership of certain beneficial owners and management is set forth in the tables under “Security Ownership of Certain Beneficial Owners” and “Security Ownership of Directors and Management” included on page 13 in this Proxy Statement.

4    MURPHY USA INC.

2016 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Proposal 1 – Election of Three Class III Directors Whose Current Terms Expire on the Date of the Annual Meeting

The Board recognizes that it is important for the Company’s directors to possess a diverse array of backgrounds and skills, whether in terms of executive management leadership, public company experience or educational achievement. When considering new candidates, the Nominating and Governance Committee, with input from the Board, will seek to ensure the Board reflects a range of talents, ages, skills, diversity and expertise, particularly in the areas of accounting and finance, management, government/regulation, leadership and convenience store and other retail-related industries, sufficient to provide sound and prudent guidance with respect to our operations and interests. In addition, although it does not have a separate policy with respect to diversity, the Nominating and Governance Committee considers the issue of diversity among the factors used to identify nominees for directors. The goal is to assemble and maintain a Board comprised of individuals that not only possess a high level of business acumen, but who also demonstrate a commitment to the Company’s Code of Business Conduct and Ethics in carrying out the Board’s responsibilities with respect to oversight of the Company’s operations.

The Company’s Corporate Governance Guidelines provide that directors should not be nominated for election to the Board after their 76th birthday, although the full Board may nominate candidates older than 76 under special circumstances. Dr. Hermes has reached retirement age and will retire from the Board as of the date of the Annual Meeting.

On January 13, 2016, David B. Miller was elected to the Board. Mr. Miller was selected due to his leadership experience and expertise in business valuation, capital structure and strategic relationships, in addition to his broad energy industry knowledge which nicely complements the collective strength and leadership of our Board and will prove invaluable as the Company pursues its strategy.

To the extent authorized by the proxies, the shares represented by the proxies will be voted in favor of the election of the three nominees for director whose names are set forth below. If for any reason any of these nominees is not a candidate when the election occurs, the shares represented by the proxies will be voted for the election of the other nominees named and may be voted for any substituted nominees or the board size may be reduced.

All directors, other than Mr. Clyde (our President and Chief Executive Officer), were determined to be independent by the Board based on the rules of the NYSE and the standards of independence included in the Company’s Corporate Governance Guidelines. As part of its independence recommendation to the Board, the Nominating and Governance Committee at its February meeting considered familial relationships of certain directors (Mr. Murphy is a first cousin of Mr. Deming and Dean Keller).

Mr. Murphy became the Non-Executive Chairman of the Board in connection with the spin-off of the Company from Murphy Oil Corporation (the “Spin-Off”), which was completed on August 30, 2013. As an independent chairman, he leads our regularly scheduled meetings of independent directors, held without the presence of Company management. These meetings occur at four Board meetings each year.

Stockholders and other interested parties may send communications to the Board, specified individual directors and the independent directors as a group c/o the Secretary, Murphy USA Inc., 200 Peach Street, El Dorado, AR 71730-5836. Communications will be kept confidential and forwarded to the specified director(s). Items that are unrelated to a director’s duties and responsibilities as a Board member, such as junk mail, may be excluded by the Secretary. The names of the nominees and certain information as to them, are as follows:

Director Nominees

Our Board is divided into three classes serving staggered three-year terms. Messrs. Murphy and Clyde and Dean Keller, who are Class III directors, are nominated for re-election at this Annual Meeting of Stockholders. Class I and Class II directors will serve until our annual meetings of stockholders in 2017 and 2018, respectively. At each annual meeting of stockholders, directors will be elected for three-year terms to succeed the class of directors whose terms have expired. This section details the name, age, class, qualifications and committee memberships of our directors as of the 2016 Annual Meeting of Stockholders.

MURPHY USA INC.    5

2016 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Proposal 1 – Election of Three Class III Directors Whose Current Terms Expire on the Date of the Annual Meeting (continued)

The following Class III directors are nominated for re-election at this Annual Meeting of Stockholders.

R. Madison Murphy

Chairman of the Murphy USA Inc. Board of Directors since August 2013; Director of Murphy Oil Corporation (“Murphy Oil”) since 1993 and serves on its Executive Committee and as Chair of its Audit Committee; Chairman of the Board of Murphy Oil from 1994 to 2004 and Chief Financial Officer of Murphy Oil from 1992 to 1994; Managing Member, Murphy Family Management, LLC (manages investments, farm, timber and real estate) since 1998; Director of Deltic Timber Corporation (a NYSE natural resources / timberland company) since 1996

Qualifications: Mr. Murphy served as Chairman of the Board of Murphy Oil from 1994 to 2004. This background, along with his current membership on the Board of Directors of Deltic Timber Corporation and Murphy Oil and his past membership on the Board of Directors of BancorpSouth, Inc. (a NYSE bank holding company), brings to the Board invaluable corporate leadership and financial expertise.

Board Committees: Executive Committee (Chairman) and ex-officio of all Committees

Age: 58

Director since: August 2013

R. Andrew Clyde

President and Chief Executive Officer of Murphy USA since August 2013; Partner (global energy practice), Booz & Company (and prior to August 2008, Booz Allen Hamilton) (a global management and strategy consulting firm) from 2000 to 2013, where he held leadership roles as North American Energy Practice Leader and Dallas office Managing Partner and served on the firm’s board Nominating Committee

Qualifications: As CEO, Mr. Clyde successfully led the Spin-Off of Murphy USA and established it as a standalone company. He has led the development and execution of Murphy USA’s strategy for the past three years. At Booz & Company, Mr. Clyde spent 20 years working with downstream energy and retail clients on strategy, organization and performance improvement engagements.

Board Committees: Executive Committee

Age: 52

Director since: August 2013

The Very Reverend Dr. Christoph Keller, III

Director of Deltic Timber Corporation (a NYSE natural resources / timberland company) since 1996, a member of its Executive Compensation Committee and Chair of its Nominating and Corporate Governance Committee; Co-Manager of Keller Enterprises, L.L.C. (a firm with farming operations and real estate and venture capital investments) from 1998 to 2008, also as a past director and current Chairman of its Executive Compensation Committee; Episcopal priest since 1982; Boards of the General Theological Seminary of the Episcopal Church in New York and Episcopal Collegiate School in Little Rock; Dean of Trinity Episcopal Cathedral in Little Rock

Qualifications: Dean Keller’s board experience on both public and private companies, particularly his past experience on Deltic Timber’s board as it spun-off from Murphy Oil and transitioned to a public company, enables him to make valuable contributions to our Board.

Board Committees: Executive Compensation Committee and Nominating and Governance Committee

Age: 61

Director since: August 2013

6    MURPHY USA INC.

2016 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Proposal 1 – Election of Three Class III Directors Whose Current Terms Expire on the Date of the Annual Meeting (continued)

Continuing Directors

The following Class I and Class II directors are not up for re-election at this Annual Meeting of Stockholders. Class I directors will be up for election at our Annual Meeting in 2017 and Class II directors will be up for election at our Annual Meeting in 2018.

Class I Directors (terms expiring at the 2017 Annual Meeting)

Claiborne P. Deming

Chairman of the Board of Murphy Oil since March 2012, also Chairman of its Executive Committee; President and Chief Executive Officer of Murphy Oil from October, 1994 through December, 2008

Qualifications: Mr. Deming’s previous experience as President and Chief Executive Officer of Murphy Oil gives him insight into the Company’s challenges, opportunities and operations. Among other qualifications, Mr. Deming brings to the Board executive leadership skills and over 30 years’ experience in the oil and gas industry.

Board Committees: Executive Committee and Executive Compensation Committee (Chairman)

Age: 61

Director since: August 2013

Thomas M. Gattle, Jr.

Chairman of the Board, President and Chief Executive Officer of TerralRiver Service, Inc. (a private company operating fertilizer terminals, boats and barges) since 1992; Director of American Plant Food (a private manufacturer of fertilizers); owned and operated several businesses including Terral Barge Line, which operated the Lake Providence and Madison Ports on the Mississippi River from 1980-1992 and Great River Grain from 1980-1990, which owned and operated grain elevators on the lower Mississippi River

Qualifications: Mr. Gattle’s many years of experience as a successful company owner and executive officer will allow him to provide significant input to our Board on both financial and operational matters.

Board Committees: Audit Committee and Nominating and Governance Committee

Age: 64

Director since: August 2013

Jack T. Taylor

Director of Genesis Energy LP since 2013 (a NYSE midstream energy master limited partnership) and serves as a member of the Audit; and Governance, Compensation and Business Development Committees; Director of Sempra Energy (a NYSE Fortune 500 energy services company) since February 2013 and serves as a member of the Audit; and Environmental, Health, Safety and Technology; Chief Operating Officer-Americas and Executive Vice Chair of U.S. Operations for KPMG LLP from 2005 to 2010

Qualifications: Mr. Taylor has extensive experience with financial and public accounting issues as well as a deep knowledge of the energy industry. He spent over 35 years as a public accountant at KPMG LLP, many of which he worked in a leadership capacity. He is a National Association of Corporate Directors Board Leadership Fellow and a member of the NACD’s Audit Committee Chair Advisory Council. This experience with financial and public accounting issues, together with his executive experience and knowledge of the energy industry, make him a key contributor to our Board.

Board Committees: Audit Committee (Chairman)

Age: 64

Director since: August 2013

MURPHY USA INC.    7

2016 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Proposal 1 – Election of Three Class III Directors Whose Current Terms Expire on the Date of the Annual Meeting (continued)

Class II Directors (terms expiring at the 2018 Annual Meeting)

Fred L. Holliger

Chairman and CEO of Giant Industries (a NYSE petroleum refining and retail convenience store company) from 2002 to 2007; Independent consultant to Western Refining Company (a NYSE crude oil refiner and marketer) from 2007 through June 2012

Qualifications: Mr. Holliger spent his entire 36-year career in the petroleum industry in a variety of engineering, marketing, supply and general management positions. His long career in the oil and gas industry, along with his leadership experience, allow him to provide numerous insights to our Board.

Board Committees: Executive Compensation Committee and Nominating and Governance Committee

Age: 68

Director since: August 2013

James W. Keyes

Chairman of Wild Oats LLC, since January 2012; Chief Executive Officer of Fresh & Easy, LLC from November 2012 to October 2015, which filed for reorganization under Chapter 11 of the US Bankruptcy Code in October 2015; Chairman and Chief Executive Officer of Blockbuster (a provider of home movie and video game rental services) from 2007 to 2011; Chief Executive Officer of 7-Eleven Inc. from 2000 to 2005

Qualifications: Mr. Keyes’ experience running large companies, and specifically 7-Eleven (a major retail gasoline chain), along with his leadership on the successful sale of Blockbuster’s assets to Dish Networks through its restructuring process, provides invaluable business and industry expertise to our Board.

Board Committees: Audit Committee and Executive Compensation Committee

Age: 61

Director since: August 2013

Diane N. Landen

Owner and President of Vantage Communications, Inc. (private company in investment management, communications, and broadcast property ownership); Vice Chairman and Executive Vice President of Noalmark Broadcasting Corporation (a private radio and media company); Partner at Munoco Company L.C. (a private oil and gas exploration and production company); Secretary and Director of Loutre Land and Timber Company (a private natural resources company), and serves on its Executive and Nominating Committees

Qualifications: Ms. Landen has over 20 years’ experience in investment management, communications, and broadcast property ownership. She has, through her involvement in these many and varied business ventures, developed a broad range of experience in operating successful companies, allowing her to make significant contributions to our Board.

Board Committees: Audit Committee and Nominating and Governance Committee

Age: 55

Director since: August 2013

David B. Miller

Co-Founder and Managing Partner of EnCap Investments L.P., a leading provider of private equity capital to the oil and gas industry since 1988. President of PMC Reserve Acquisition Company, a partnership jointly owned by EnCap and Pitts Energy Group, from 1988-1996. Co-Chief Executive Officer and Co-Founder of MAZE Exploration Inc., a Denver-based oil and gas company, from 1981-1988.

Qualifications: Mr. Miller’s broad energy industry knowledge and his leadership experience and expertise in business valuation, capital structure and strategic relationships complement the collective strength and leadership of our Board.

Board Committees: Executive Compensation Committee and Nominating and Governance Committee

Age: 66

Director since: January 2016

THE BOARD RECOMMENDS A VOTE “FOR” THE CLASS III DIRECTORS NOMINATED BY THE BOARD.

8    MURPHY USA INC.

2016 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Board and Governance Matters

Board Leadership Structure

The positions of Chairman of the Board and Chief Executive Officer of Murphy USA are held by two individuals. Mr. Murphy serves as our Chairman of the Board as a non-executive and independent director. Mr. Clyde serves as our President and Chief Executive Officer, and also serves as a director. Along with Mr. Murphy and Mr. Clyde, other directors bring different perspectives and roles to the Company’s management, oversight and strategic development. The Company’s directors bring experience and expertise from both inside and outside the Company and industry, while the President and Chief Executive Officer is most familiar with the Company’s business and industry, most involved in the Company’s day-to-day operations, and most capable of leading the execution of the Company’s strategy. The Board believes that having separate roles of Chairman and President and Chief Executive Officer is in the best interest of stockholders because it facilitates independent oversight of management.

Risk Management

Our Company’s management is responsible for the day-to-day management of risks to the Company. The Board of Directors has broad oversight responsibility for our risk management programs.

The Board of Directors exercises risk management oversight and control both directly and indirectly, the latter through various board committees as discussed below. The Board of Directors regularly reviews information regarding the Company’s credit, liquidity and operations, including the risks associated with each. The Executive Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee is responsible for oversight of financial risks and the ethical conduct of the Company’s business, including the steps the Company has taken to monitor and mitigate these risks. The Nominating and Governance Committee, in its role of reviewing and maintaining the Company’s Corporate Governance Guidelines, manages risks associated with the independence of the Board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of these risks, the entire Board is regularly informed through committee reports and by the President and Chief Executive Officer about the known risks to the strategy and the business.

Committees

Our Board of Directors has established several standing committees in connection with the discharge of its responsibilities. The following table presents the standing committees of the Board and the current membership of the committees and the number of times each committee met in 2015.

Nominee / Director	Audit		Executive		Executive Compensation		Nominating and Governance
R. Madison Murphy	X	[2]	X	[1]	X	[2]	X	[2]
R. Andrew Clyde			X
Claiborne P. Deming			X		X	[1]
Thomas M. Gattle, Jr.	X						X
Robert A. Hermes			X				X	[1]
Fred L. Holliger					X		X
Christoph Keller, III					X		X
James W. Keyes	X				X
Diane N. Landen	X						X
David B. Miller					X	[3]	X	[3]
Jack T. Taylor	X	[1]
Number of meetings in 2015	9		7		3		3
(1)	Committee Chairman.
(2)	Ex-Officio.
(3)	Appointed by the Board on February 11, 2016.

Audit Committee – The Audit Committee has the sole authority to appoint or replace the Company’s independent registered public accounting firm, which reports directly to the Audit Committee. The Audit Committee also assists the Board with its oversight of the integrity of the Company’s financial statements, the independent registered public accounting firm’s qualifications, independence and performance, the performance of the Company’s internal audit function, the compliance by the Company with legal and regulatory requirements, and the review of programs related to compliance with the Company’s Code of Business Conduct and Ethics. The Audit Committee meets with representatives of the independent registered public accounting firm and with members of the Internal Auditing Department for these purposes. The Board has designated Mr. Taylor and Mr. Murphy as its Audit Committee Financial Experts as defined in Item 407 of Regulation S-K. All of the members of the Audit Committee are independent under the rules of the NYSE and the Company’s independence standards.

Executive Committee – The Executive Committee is vested with the authority to exercise certain functions of the board when the board is not in session. The Executive Committee is also in charge of all general administrative affairs of the Company, subject to any limitations prescribed by the board.

Executive Compensation Committee – The Executive Compensation Committee oversees the compensation of the Company’s executives and directors and administers the Company’s annual incentive compensation plan, the long-term incentive plan and the stock plan for non-employee directors.

MURPHY USA INC.    9

2016 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Board and Governance Matters (continued)

The Executive Compensation Committee consists entirely of independent directors, each of whom meets the NYSE listing independence standards and our Company’s independence standards. See “Compensation Discussion and Analysis” for additional information about the Executive Compensation Committee. In carrying out its duties, the Executive Compensation Committee will have direct access to outside advisors, independent compensation consultants and others to assist them.

Compensation Committee Interlocks and Insider Participation

During 2015, Messrs. Deming, Holliger, Keyes and Murphy and Dean Keller served as the members of the Compensation Committee. No person who served as a member of the Executive Compensation Committee was, during 2015, an officer or employee of the Company or any of its subsidiaries, or had any relationship requiring disclosure in this Proxy Statement. None of our executive officers served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) or director of another entity, one of whose executive officers served as a member of our Board of Directors.

Nominating and Governance Committee – The Nominating and Governance Committee identifies and recommends potential director candidates, makes annual independence recommendations as to each director, recommends appointments to Board committees, oversees evaluation of the Board’s performance and reviews and assesses the Corporate Governance Guidelines of the Company. Information regarding the process for evaluating and selecting potential director candidates, including those recommended by stockholders, is set out in the Company’s Corporate Governance Guidelines. Stockholders desiring to recommend director candidates for consideration by the Nominating and Governance Committee will be able to address their recommendations to: Nominating and Governance Committee of the Board of Directors, c/o Secretary, Murphy USA, 200 Peach Street, P.O. Box 7300, El Dorado, Arkansas 71731-7300. As a matter of policy, director candidates recommended by stockholders will be evaluated on the same basis as candidates recommended by the directors, executive search firms or other sources. The Corporate Governance Guidelines also provide a mechanism by which stockholders may send communications to directors. The Nominating and Governance Committee consists entirely of independent directors, each of whom meets the NYSE listing independence standards and the Company’s independence standards.

Charters for the Audit, Executive, Executive Compensation, Nominating and Governance Committees, along with the Corporate Governance Guidelines and the Code of Ethics and Business Conduct, are available on the Company’s Web site, http://ir.corporate.murphyusa.com.

Meetings and Attendance

During fiscal 2015, there were five meetings of the Board. All nominees’ attendance exceeded 75% of the total number of meetings of the Board and committees on which they served. As set forth in the Company’s Corporate Governance Guidelines, all Board members are expected to attend the Annual Meeting of Stockholders, and all did so in 2015.

Compensation of Directors

Directors who are employees of Murphy USA do not receive compensation for their services on the Board. Our Board of Directors determines annual retainers and other compensation for non-employee directors. The primary elements of our non-employee director compensation program include a combination of cash and equity.

In 2015, the cash component consisted of:

•	Annual retainer: $40,000
•	Chairman of the Board: $115,000
•	Audit Committee Chairman: $15,000
•	Executive Compensation Committee Chairman: $12,500
•	Chair of each other Committee: $10,000
•	Board and Committee meeting fees: $2,000 each

All elements of cash components are paid in quarterly installments. The Company also reimburses directors for travel, lodging, and other related expenses they incur in attending Board and Committee meetings.

In addition to the cash component, the non-employee directors also receive an annual grant of time-based restricted stock units which vest after three years. Each non-employee director received a restricted stock unit grant with a target value of $100,000 on February 11, 2015.

10    MURPHY USA INC.

2016 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Board and Governance Matters (continued)

Further information regarding non-employee director compensation is set forth in the following table.

2015 Director Compensation Table

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
R. Madison Murphy	209,000	99,989	25,000	333,989
Claiborne P. Deming	82,500	99,989	—	182,489
Thomas M. Gattle, Jr.	74,000	99,989	—	173,989
Robert A. Hermes	80,000	99,989	8,950	188,939
Fred L. Holliger	62,000	99,989	—	161,989
Christoph Keller, III	62,000	99,989	—	161,989
James W. Keyes	74,000	99,989	—	173,989
Diane N. Landen	74,000	99,989	—	173,989
David B. Miller(4)	—	—	—	—
Jack T. Taylor	83,000	99,989	25,000	207,989

(1)	The amounts shown reflect the cash retainers and meeting fees paid during the fiscal year ended December 31, 2015.
(2)	The amounts shown reflect the aggregate grant date fair value, as computed in accordance with FASB ASC Topic 718 regarding stock compensation for restricted stock unit awards granted to the non-employee directors in 2015. The aggregate number of restricted stock unit awards granted during 2015 was 1,436 for each director.
(3)	The amounts shown represent contributions made on behalf of Mr. Murphy, Dr. Hermes and Mr. Taylor to charitable organizations under our gift matching program.
(4)	Mr. Miller was elected to the Board of Directors on January 13, 2016. He did not receive director compensation in 2015.

The column above showing “All Other Compensation” represents the incremental cost of matching gifts. The non-employee directors are eligible to participate in our matching gift program on the same terms as Murphy USA employees. Under this program, an eligible person’s total gifts of up to $12,500 per calendar year will qualify. The Company will contribute to qualified educational institutions and hospitals in an amount equal to twice the amount contributed by the eligible person. The Company will contribute to qualified welfare and cultural organizations an amount equal to the contribution made by the eligible person.

Stock Ownership Guidelines

The Board of Directors has also established stock ownership guidelines for non-employee directors of the Company. Directors are expected to achieve ownership of at least three times the annual cash retainer within five years of service. A director may not pledge Company securities either by purchasing Company securities on margin or holding Company securities in a margin account, until he or she has achieved the applicable stock ownership target specified in the guidelines above. These guidelines are designed to ensure that directors display confidence in the Company through the ownership of a significant amount of our stock. At December 31, 2015, all of our Directors had met or were on track to comply with these stock ownership guidelines within the applicable five-year period.

Review, Approval or Ratification of Transactions with Related Persons

The Nominating and Governance Committee reviews ordinary course of business transactions with firms associated with directors and nominees for director. The Company’s management also monitors these transactions on an ongoing basis. Executive officers and directors are governed by the Company’s written Code of Business Conduct and Ethics, which provides that waivers may only be granted by the Board of Directors or a Board committee and must be promptly disclosed to stockholders. No such waivers were granted nor applied for in fiscal 2015. The Company’s Corporate Governance Guidelines require that all directors recuse themselves from any discussion or decision affecting their personal, business or professional interests.

Audit Committee Report

Management is responsible for the preparation, presentation and integrity of Murphy USA’s financial statements, for its accounting and financial reporting principles and for the establishment and effectiveness of internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), expressing an opinion as to the conformity of these financial statements with generally accepted accounting principles in the United States of America and expressing an opinion on the effectiveness of internal control over financial reporting. The independent auditors have free access to the Audit Committee to discuss any matters they deem appropriate.

Committee Organization and Operation

The Audit Committee’s function is to assist the Board of Directors in its oversight of:

•	The integrity of Murphy USA’s financial statements;
•	Murphy USA’s internal control over financial reporting;

MURPHY USA INC.    11

2016 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Board and Governance Matters (continued)

•	Murphy USA’s compliance with legal and regulatory requirements;
•	The independent accountants’ qualifications, independence and performance; and
•	The performance of Murphy USA’s internal audit function.

The Audit Committee is also directly responsible for the appointment, compensation, retention and oversight of the work of Murphy USA’s independent registered public accounting firm. As of February 2016, the Audit Committee has outsourced the internal audit function to PricewaterhouseCoopers LLP, whose responsibilities to the Company include providing ongoing internal audits and reporting its findings to the Audit Committee. The Audit Committee’s charter is available in the Corporate Governance section of Murphy USA’s corporate website at ir.corporate.murphyusa.com.

The Audit Committee held nine meetings during 2015. The Audit Committee Chairman and members of the Audit Committee also held numerous additional meetings throughout 2015 with members of Murphy USA corporate, business segment and internal audit management and with Murphy USA’s independent registered public accounting firm (KPMG LLP). The Committee believes that these meetings were helpful in discharging its oversight responsibilities, including with respect to financial reporting and disclosure, risk management and internal controls.

Independence

The Board of Directors, on the recommendation of the Nominating and Corporate Governance Committee, has determined that all members of the Audit Committee are independent, as required by NYSE listing standards and SEC rules.

Expertise

The Board of Directors has also determined, on the recommendation of the Nominating and Corporate Governance Committee, that all members of the Audit Committee are financially literate and have accounting or related financial management expertise, each as defined by NYSE listing standards. Mr. Taylor and Mr. Murphy have been designated as the Audit Committee Financial Experts, as defined under SEC rules. The Audit Committee’s assistance in the Board of Directors’ oversight of Murphy USA’s compliance with legal and regulatory requirements primarily focuses on the effect of such matters on Murphy USA’s financial statements, financial reporting and internal control over financial reporting.

Audited Financial Statements

In the performance of its oversight function, the Audit Committee has considered and discussed the 2015 audited financial statements with management and KPMG LLP, including a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, clarity of the disclosures and the condition of internal control over financial reporting. The Audit Committee has reviewed with the Director of Internal Audit and the KPMG LLP engagement team the scope and plans for their respective audits and has met with each of the Director of Internal Audit and the senior engagement partner of KPMG LLP, with and without management present, to discuss audit results, their evaluations of Murphy USA’s internal controls and the overall quality of Murphy USA’s financial reporting. The Audit Committee has also discussed with KPMG LLP the matters required to be discussed by PCAOB Auditing Standard No. 16, “Communications with Audit Committees.” Finally, the Audit Committee has received the written disclosures and the letter from KPMG LLP as required by the PCAOB’s rules regarding Communication with Audit Committees Concerning Independence and has discussed with KPMG LLP its independence.

Conclusion

Based upon the reports and discussion described in this report, the Audit Committee, in accordance with its responsibilities, recommended to the Board of Directors, and the Board approved, inclusion of the audited financial statements for the year ended December 31, 2015 in Murphy USA’s 2015 Annual Report on Form 10-K.

Audit Committee

Jack T. Taylor (Chairman)

James W. Keyes

Diane N. Landen

Thomas M. Gattle, Jr.

R. Madison Murphy

12    MURPHY USA INC.

2016 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Ownership of Murphy USA Common Stock

Security Ownership Of Certain Beneficial Owners

The following are known to the Company to be the beneficial owners of more than five percent of the Company’s common stock (as of the most recent date of such stockholder’s Schedule 13G filing for Murphy USA with the SEC):

Name and address of beneficial owner	Amount and nature of beneficial ownership(1)	Percentage
The Vanguard Group. 100 Vanguard Blvd. Malvern, PA 19355(2)	3,087,063	7.4%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022(3)	3,195,760	6.8%

(1)	Includes common stock for which the indicated owner has sole or shared voting or investment power and is based on the indicated owner’s Schedule 13G filing for Murphy USA for the period ended December 31, 2015.
(2)	An investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E). Total includes 29,619 shares with sole voting power, 2,700 shares with shared voting power, 3,057,544 shares with sole dispositive power and 29,519 shares with shared dispositive power.
(3)	A parent holding company or control person of the entities holding Murphy USA shares in accordance with Rule 13d-1(b)(1)(ii)(G). Total includes 3,006,899 shares with sole voting power, 0 shares with shared voting power, 3,195,760 shares with sole dispositive power and 0 shares with shared dispositive power.

Security Ownership of Directors and Management

The following table sets forth information, as of the record date, concerning the number of shares of Common Stock of the Company beneficially owned by all directors and nominees, each of the Named Executive Officers (as listed in the first table of the Compensation Discussion and Analysis section of this Proxy), and directors and executive officers as a group.

Name	Personal with Full Voting and Investment Power(1)(2)	Personal as Beneficiary of Trusts		Voting and Investment Power Only		Options Exercisable Within 60 Days	Total	Percent of Outstanding (if greater than one percent)
Claiborne P. Deming	227,564	394,884		52,430	(3)	—	674,878	1.69%
Thomas M. Gattle, Jr.	3,109	—		—		—	3,109	(4)
Robert A. Hermes	6,817	—		—		—	6,817	(4)
Fred L. Holliger	1,000	—		—		—	1,000	(4)
Christoph Keller, III	32,673	119,517	(5)	290,571	(6)	—	442,761	1.11%
James W. Keyes	—	—		—		—	—	(4)
Diane N. Landen	50,686	42,632		8,991	(7)	—	102,309	(4)
David B. Miller	20,000	—		—		—	20,000	(4)
R. Madison Murphy	255,715	308,179		713,610	(8)	—	1,277,504	3.20%
Jack T. Taylor	5,000	—		—		—	5,000	(4)
R. Andrew Clyde	27,706	—		—		143,499	171,205	(4)
Mindy K. West	22,911	—		—		39,654	62,565	(4)
John A. Moore	8,850	—		—		18,067	26,917	(4)
Marn K. Cheng	664	—		—		—	664	(4)
Joseph Henderson, III	1,558	—		—		—	1,558	(4)
Directors and executive officers as a group (17 persons)	668,827	865,212		1,065,602		211,077	2,810,718	6.98%

(1)	Includes Murphy USA Savings (401(k)) Plan shares in the following amounts: Mr. Clyde—1,500 qualified shares; Ms. West—370 qualified shares; Mr. Moore—877 qualified shares; Mr. Cheng—664 qualified shares; and Mr. Henderson—947 qualified shares. Excludes Murphy USA phantom stock units held under the excess benefit plan in the following amounts: Mr. Clyde—1,999 units and Mr. Cheng—318 units.
(2)	Includes shares held by spouse and other household members as follows: Mr. Deming—11,732 shares held by spouse; Mr. Gattle—100 shares owned jointly with spouse; Dr. Hermes—6,817 shares held jointly with spouse; Mr. Holliger—1,000 shares owned jointly with spouse; Dean Keller—22,543 shares held by spouse or owned jointly with spouse and other household members; Ms. Landen—2,043 shares owned jointly with spouse and children; Mr. Murphy—57,905 shares held by spouse.
(3)	Includes 52,430 shares held in trust for children.
(4)	Less than 1%.
(5)	Includes 119,517 shares of common stock held by trusts for which Dean Keller is the income beneficiary and trustee.
(6)	Includes 290,571 shares of common stock held by trusts for the benefit of others for which Dean Keller is the trustee.
(7)	Includes 8,991 shares of common stock held by trusts for which Ms. Landen is the trustee.
(8)	Includes (i) 235,766 shares held by trusts for the benefit of others for which Mr. Murphy is trustee or co-trustee, (ii) 166,844 shares held by a private foundation of which Mr. Murphy is President for which beneficial ownership is expressly disclaimed, (iii) 36,000 shares held in trust for children, and (iv) 275,000 shares held by a limited partnership that is controlled by a limited liability company of which Mr. Murphy is a member. Mr. Murphy has beneficial interest in 56,426 of these shares. Mr. Murphy’s wife has a beneficial interest in 309 shares, for which beneficial ownership is expressly disclaimed.

MURPHY USA INC.    13

2016 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Ownership of Murphy USA Common Stock (continued)

Section 16(a) Beneficial Ownership Reporting Compliance

Based on a review of the copies of reports filed by the Company’s directors and executive officers pursuant to Section 16(a) of the Securities Exchange Act of 1934, and on representations from the reporting persons, the Company believes that each reporting person has complied with all applicable filing requirements during fiscal 2015 except for one report filed late on behalf of Mr. Murphy with respect to a gift resulting in two transactions, a disposition from one holding and an acquisition into another holding.

14    MURPHY USA INC.

2016 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis provides an overview of the compensation provided to our CEO, CFO, and three other most highly compensated executive officers in office at fiscal year-end December 31, 2015:

Name	Title
R. Andrew Clyde	President & CEO
Mindy K. West	EVP, CFO & Treasurer
John A. Moore	SVP & General Counsel(1)
Marn K. Cheng	SVP, Retail Operations & Support
Joseph Henderson, III(2)	VP, Fuels

(1)	Mr. Moore also served as Corporate Secretary until February 11, 2016 when the Board elected Gregory L. Smith to serve in that role going forward.
(2)	Mr. Henderson resigned from the Company on December 31, 2015.

These five individuals are collectively referred to as our “Named Executive Officers” or “NEOs”.

To further illustrate the concepts in this Compensation Discussion and Analysis, we have included charts and tables where we believe appropriate to enhance our stockholders’ understanding of the compensation of our NEOs. This Compensation Discussion and Analysis should be read in conjunction with this tabular information beginning on page 25 in this Proxy Statement.

Overview

Murphy USA operates one of the nation’s largest convenience store chains, with 1,335 locations in 24 states as of December 31, 2015, most of which are in close proximity to Walmart stores. We believe our proximity to Walmart stores generates significant traffic to our retail stations while our competitively priced gasoline and convenience offerings appeal to our shared customers. We began our relationship with Walmart in 1996 and, in December 2012, signed an agreement that allows us to build up to 200 additional sites, the last of which are scheduled for completion during 2017. In January 2016, we announced an independent growth plan that provides greater flexibility to develop sites independently of Walmart.

While our stores have historically consisted largely of kiosk locations on Walmart parking lots, branded Murphy USA, over the past 10 years we have been developing the Murphy Express brand stores, most of which are located near or adjacent to Walmart Supercenter locations. We have also increased our typical store size to accommodate higher traffic and achieve a more diversified mix of convenience offerings. Our independent growth plan will leverage our larger 1200 sq. ft. stores and focus on the most attractive markets and high-traffic locations to generate target returns on capital.

Executive Compensation Philosophy and Objectives

The Executive Compensation Committee (the “Committee”) bases its executive compensation decisions on principles designed to align the interests of our executives with those of our stockholders. The Committee believes compensation should provide a direct link with the Company’s values, objectives, business strategies, and financial results. In order to motivate, attract, and retain key executives who are critical to its long-term success, the Company aims to provide pay packages that are competitive with others in the retail industry. In addition, the Company believes that executives should be rewarded for both the short- and long-term success of the Company and, conversely, be subject to a degree of downside risk in the event that the Company does not achieve its performance objectives.

Aligning Pay with Performance

The Committee believes our compensation programs provide for a strong “pay for performance” linkage between the compensation provided to our executives and the Company’s performance relative to its peers. Consistent with the fundamental principle that compensation programs should pay for performance, the Company’s 2015 performance directly impacted compensation decisions and pay outcomes. Annual incentives for NEOs were earned at 145.5% of target, reflecting the Company’s 2015 performance relative to predefined targets. See pages 20-21 for additional information. Performance stock units (“PSUs”) were granted for the first time in 2014, linked to the Company’s performance for the three-year period ended in 2016. Thus, no payouts have been earned. See page 22 for additional information.

We view performance in two ways: (1) the Company’s operating performance, including results against long-term growth targets; and (2) return to stockholders over time, both on an absolute basis and relative to other companies, including both our peers and the S&P 500.

2015 Business Highlights

We measure our operating performance relative to the execution of a proven strategy that reflects five coherent themes that leverage our differentiated strengths and capabilities. This “5-Point Strategy” supports a business model which is both enduring in a highly volatile industry and hard to replicate by competitors. Our strategy creates a unique way to compete for customers, workforce talent, supplier-partner support and stockholder capital. We take none of these stakeholders for granted and our goal is to create sustained value for all of them while making a positive impact in the communities we serve. Highlighted accomplishments among the 5-Point Strategy for 2015 include:

1)	Grow organically

•	Added 73 new retail stores to our portfolio – the highest number of store openings since 2006 (and compared to 60 in 2014)

•	Grew retail fuel volumes 3.4% and increased merchandise sales 6.7%

•	Completed the purchase of 27 strategically selected properties to add to our land bank for future growth

MURPHY USA INC.    15

2016 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Compensation Discussion And Analysis (continued)

2)	Diversify merchandise mix

•	Of the 73 new stores in 2015, more than 75% were 1,200 square foot or larger

•	Improved merchandise unit margins to a record-high 14.4% for the year compared to 14.0% in 2014

•	Grew tobacco margin dollars per site

•	Expanded non-tobacco merchandise sales average per store month (“APSM”) 8.3% in 2015 and margin dollars by 8.7% APSM

•	Enhanced distribution efficiencies and contribution through a new supply chain partnership with Core-Mark

3)	Sustain cost leadership position

•	Beat inflation on per site operating expenses

•	Reduced station and other operating costs including credit cards per site by 4.1%

•	Improved our safety performance to a Total Recordable Incident Rate of 0.91 from 1.07 in 2014

•

Continued execution of our multi-year advanced systems and processes (ASaP) initiative, realizing early wins including reduced overhead costs, improvement of our data and analytical capabilities for better insight into the business and enabling a scalable cost structure to compliment our growth trajectory

4)	Create advantage from market volatility

•	Terminal Bio-diesel projects payback achieved ahead of targeted timeline

•	Sold 218 million RINs for $0.54 per RIN, generating $117.5 million

5)	Invest for the long term

•	Completed $98 million sale of Hereford ethanol plant following a successful two-year turnaround as a part of our continued commitment to package and monetize non-core assets

•	Began field-wide implementation of our ASaP program to help achieve operational and overhead efficiencies as the organization is scaled for future growth

•	Expanded maintenance refresh program at retail sites and accelerated refresh beyond Walmart requirement of 125 sites

•	Returned capital above growth and sustaining capex needs to our stockholders through a $250 million share repurchase

Return to Stockholders

The Company has delivered consistent returns to our stockholders since our Spin-Off on August 30, 2013. We completed a $250 million share repurchase program in the third quarter of 2015 and announced an additional $500 million share repurchase program in January 2016. Since our Spin-Off, our annualized total shareholder return (“TSR”) has been 24%. We significantly outpaced the median TSR of our peer group (discussed in the “Role of Market Data” section included on page 18 in this Proxy Statement) as well as the S&P 500 Index during the 28 months since the Spin-Off.

16    MURPHY USA INC.

2016 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Compensation Discussion And Analysis (continued)

Reported and Realized Pay

Since a majority of reported pay for our Chief Executive Officer represents potential pay, we also consider pay actually realized each year. The following graph shows reported pay included in the 2015 Summary Compensation Table on page 25 as compared to realized pay during 2015.

The realized pay data shown above include the value of options exercised and stock awards vested during the applicable year. Note that for Mr. Clyde, no options were exercised in 2014 or 2015 (a portion of his outstanding options vested in August 2015 but he did not exercise those awards); no stock awards vested as his first RSU award vested in February 2016; and no PSU awards have yet vested as they were granted for the first time in 2014 for the three-year performance period ending at fiscal year-end 2016 (with vesting scheduled to occur in 2017).

2015 “Say-on-Pay” Vote Result

In May 2014, stockholders approved an annual frequency for Say-on-Pay votes. The Committee carefully considered the results of our Say-on-Pay vote on NEO compensation in May 2015, in which nearly 99 percent of the advisory votes cast were in support of the Company’s Say-on-Pay proposal and executive compensation programs for our NEOs as described in our 2015 Proxy Statement. The Committee interpreted this level of support as affirmation by stockholders of the design and overall execution of our programs. Throughout the past year, we have engaged in dialogue with our largest stockholders about various corporate governance topics, including executive compensation, and have received strong, positive feedback. The Committee values these discussions and encourages stockholders to provide feedback about our executive compensation programs.

Based on the results of the 2015 vote and our ongoing dialogue with stockholders, as well as a consideration of evolving best practices, the Committee continues to examine our compensation programs to ensure alignment with stockholder interests remains strong.

Compensation Design Principles and Governance Practices

The Committee intends for its compensation design principles to protect and promote our stockholders’ interests. We believe our compensation programs are consistent with best practices for sound corporate governance.

We Do

✓	Pay for performance – a large majority of compensation is performance-based and not guaranteed
✓	Mitigate undue business risk in compensation programs and perform an annual compensation risk assessment
✓	Utilize an independent compensation consultant
✓	Provide modest perquisites
✓	Maintain share ownership guidelines and restrict pledging
✓	Prohibit hedging transactions by executives
✓	Include “clawbacks” in our annual and long-term incentive plans

We Do Not

✗	Maintain employment contracts
✗	Maintain separate change in control (“CIC”) agreements other than with the CEO
✗	Provide excise tax gross ups on CIC benefits
✗	Provide tax gross ups on perquisites
✗	Allow repricing of underwater options
✗	Allow current payment of dividends or dividend equivalents on unearned long-term incentives

MURPHY USA INC.    17

2016 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Compensation Discussion And Analysis (continued)

Role of the Committee

The Committee has responsibility for discharging the Board of Directors’ responsibilities with respect to compensation of the Company’s executives. In particular, the Committee annually reviews and approves corporate goals and objectives relevant to CEO compensation, evaluates the CEO’s performance in light of those goals and objectives, and determines and approves the CEO’s compensation based on this evaluation. In doing so, the Committee reviews all elements of the CEO’s compensation. The Committee also approves non-CEO executive compensation for the Company’s executive officers, approves and administers incentive compensation and equity-based plans, and monitors compliance of directors and executive officers with Company stock ownership requirements. Pursuant to its charter, the Committee has the sole authority to retain and terminate compensation consultants as well as internal and external legal, accounting, and other advisors, including sole authority to approve the advisors’ fees and other engagement terms. For additional information on the responsibilities of the Committee, see the “Committees—Executive Compensation Committee” section included on page 9 in this Proxy Statement.

Role of Market Data

The Committee adopted a peer group for purposes of reviewing and approving 2015 compensation. Due to the relatively small number of publicly-traded retail convenience store competitors, the group was broadened to include other companies in similar industries with which Murphy USA competes for executive talent in order to create a sufficient sample of companies against which compensation can be compared. The peer group was developed based on certain attributes including:

•	Industry Sector: Direct motor fuel and convenience retailers, retailers exposed to vehicle miles traveled, and other small box, common goods retailers (e.g., quick serve restaurants)
•	Scale of Operation: Revenue, non-fuel revenue, earnings before interest, taxes, depreciation, and amortization, market capitalization, number of employees, and store count
•	Method of Operation: Company-operated sites and direct-owned real estate

The peer group consists of the following companies:

• Alimentation Couche-Tard • Advance Auto Parts • AutoZone • Bob Evans Farms • Casey’s General Stores • Chipotle Mexican Group • Cracker Barrel • CST Brands	• Foot Locker • GameStop • Monro Muffler Brake • O’Reilly Automotive • The Pantry* • Pier 1 Imports • TravelCenters of America • Vitamin Shoppe

*	Alimentation Couche-Tard completed their acquisition of The Pantry in March 2015. The Pantry was removed from the peer group at that time.

In addition to comparator company information, the Committee uses several industry compensation surveys to determine competitive market pay levels for the NEOs.

Base salaries and total target direct compensation for the Company’s NEOs were compared to the median of the market data to determine whether the Company’s compensation practices were in alignment with market pay levels. When making compensation-related decisions, the Committee aims to set compensation levels for executive officers based on a deliberate review of market compensation for a particular position as well as each individual’s possession of a unique skill or knowledge set, proven leadership capabilities or experience, and Company performance. Based on such factors, the Committee may determine with respect to one or more individuals that it is appropriate for compensation to meet, exceed, or fall below the median of the market data for a particular compensation element or total compensation.

Role of the CEO in Compensation Decisions

The CEO periodically reviews the performance of each of the NEOs, excluding himself, develops preliminary recommendations regarding salary adjustments and annual and long-term award amounts, and provides recommendations to the Committee. The Committee can exercise its discretion to modify any recommendations and make final decisions.

18    MURPHY USA INC.

2016 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Compensation Discussion And Analysis (continued)

Elements of Compensation

Our compensation program is comprised of three key components, each designed to be market-competitive and to help attract, motivate, retain, and reward our NEOs.

Element	Key Characteristics	Objectives
Base Salary	• Fixed minimum level of compensation	• Reward the executive for day-to-day execution of primary duties and responsibilities
	• Reviewed annually and adjusted if and when appropriate	• Provide a foundation level of compensation upon which incentive opportunities can be added to provide the motivation to deliver superior performance
Annual Incentives	• Variable cash compensation component	• Motivate and reward NEOs for achieving annual business goals
	• Performance-based award opportunity based on annual operational and individual performance	• Align executives’ interests with the interests of stockholders • Encourage responsible risk taking and individual accountability
Long-term Incentives	• Variable equity-based compensation component	• Align executives’ interests with the interests of stockholders
	• Performance-based award opportunity based on long-term performance	• Reinforce the critical objective of building stockholder value over the long term • Focus management attention upon the execution of the long-term business strategy

The majority of our NEO compensation is performance-based and is issued in the form of both short- and long-term incentives. Individuals in a position to influence the growth of stockholder value have larger portions of their total compensation delivered in the form of equity-based long-term incentives. The target mix of the compensation program elements for the CEO and other NEOs is shown in the following chart which outlines the size, in percentage terms, of each element of target compensation.

Target Compensation Mix

A.    Base Salary

Base salary is designed to provide a competitive fixed rate of pay recognizing each employee’s level of responsibility and performance. In setting base salary levels for NEOs, the Committee considers competitive market data in addition to other factors such as duties and responsibilities, experience, individual performance, retention concerns, internal equity considerations, Company performance, general economic conditions, and marketplace compensation trends.

MURPHY USA INC.    19

2016 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Compensation Discussion And Analysis (continued)

Base salaries are reviewed annually. In 2015, the Committee adjusted salaries awarded to each NEO to bring salaries closer to competitive market levels for similar positions. The increases for Ms. West and

Mr. Cheng also reflect the additional responsibilities assumed by each. The following table shows the base salaries for each of the NEOs effective February 1, 2014 and February 1, 2015:

Name	Title	2014 Salary ($)	2015 Salary ($)
R. Andrew Clyde	President & CEO	825,000	900,000
Mindy K. West	EVP, CFO, & Treasurer	470,000	503,000
John A. Moore	SVP & General Counsel	384,000	404,000
Marn K. Cheng	SVP, Retail Operations & Support	324,500	356,500
Joseph Henderson, III*	VP, Fuels	—	278,000

*	Mr. Henderson was not an NEO before 2015; therefore, his compensation is not disclosed for prior years. Mr. Henderson resigned from the Company on December 31, 2015.

B.    Annual Incentive Plan

We provide annual incentives for our executive officers through our stockholder-approved Murphy USA Inc. 2013 Annual Incentive Plan, as amended and restated effective as of February 12, 2014 (the “AIP”). The primary objective of the AIP is to align corporate and individual goals with stockholder interests and Company strategy and to reward employees for their performance relative to those goals. Murphy USA targets the median of market pay levels for annual target incentive compensation. Executives have the opportunity to be compensated above the median of market pay levels when Murphy USA outperforms established performance measures.

Target bonus opportunities under the AIP are communicated as a percentage of annualized base salary. The Committee reviews market data annually with respect to competitive pay levels and sets specific bonus opportunities for each of our NEOs. The following table shows target bonuses as a percentage of salary in effect for each of the NEOs in 2015:

Name	Title	Target Bonus as a % of Salary
R. Andrew Clyde	President & CEO	100%
Mindy K. West	EVP, CFO & Treasurer	75%
John A. Moore	SVP & General Counsel	60%
Marn K. Cheng	SVP, Retail Operations & Support	60%
Joseph Henderson, III*	VP, Fuels	45%

*	Mr. Henderson resigned from the Company on December 31, 2015.

Corporate Performance

In light of strategic actions the Company is taking to continue to drive growth and improve earnings, we refined our AIP metrics in 2015 to further link the Company’s compensation programs with the Company’s business and talent strategies and the long-term interests of our stockholders. For 2015, the AIP metrics for Murphy USA included return on average capital employed (“ROACE”), profitability as measured by fuel cash breakeven target, and corporate goals and objectives (“Goals”). Developed by management and assessed and approved by the Committee, the Goals were thoughtfully designed to drive every pillar of our 5-Point Strategy described on pages 15-16: (1) Grow Organically, (2) Diversify Merchandise Mix, (3) Sustain Cost Leadership Position, (4) Create Advantage from Market Volatility, and (5) Invest for the Long Term. The Goals included specific, measurable, and quantitative goals such as new site growth, merchandise gross margin growth, fuel margin growth, safety, SG&A cost improvement, etc. The Committee believes these metrics in combination reflected the overall key goals and objectives for the Company for 2015.

20    MURPHY USA INC.

2016 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Compensation Discussion And Analysis (continued)

The following table summarizes the performance metrics and corresponding weightings used in determining annual incentive award payouts for Murphy USA employees and the weighted performance scores for each based on actual performance during 2015:

Metric	Weighting (%)	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Actual	Payout % of Target (%)	Weighted Performance Score (%)
ROACE (%)(1)	35	8.0	10.0	13.0	11.7%	156.7	54.8
Fuel Cash Breakeven Target (cents per gallon)(2)	35	3.10	2.80	2.35	2.47	173.3	60.7
Goals(3)	30	Various achievement levels vs. Goals				100	30
Total	100						145.5
(1)	ROACE is computed by dividing the Company’s earnings before interest and taxes, as adjusted from time-to-time for certain unusual and nonrecurring gains or losses by the sum of (a) the average of the Company’s beginning and ending balance of property, plant, and equipment during the respective year and (b) the average of the Company’s beginning and ending net working capital position during the respective year; excludes impact of sale of Hereford ethanol facility
(2)	Fuel cash breakeven target is computed by dividing merchandise gross margin dollars less total site operating costs and retail administrative costs by total retail gallons of fuel sold
(3)	The Committee reviewed performance against the Goals supporting our 5-Point Strategy and determined that based on the weightings of the Goals, actual performance resulted in achievement of 100% of the target in aggregate (87% of the Goals attained at or above target performance, and 13% of the Goals were below target performance)

Under the terms of the AIP, achievement of 100% of the target for any metric results in the payment of 100% of target for that metric. Achievement of the minimum level of the performance range results in the payment of 50% of target and achievement of the maximum level of performance results in the payment of 200% of target. No awards relative to a given metric are payable if performance for that metric falls below the minimum. Results between points are interpolated.

Individual Performance

In addition to the corporate performance component, the AIP permits the Committee to exercise negative discretion to reduce an NEO’s award based on the Committee’s subjective review of his/her performance relative to achievement of goals, business plan execution, and other qualitative results. We believe that it is important to include this component in our AIP in order to take into account NEO performance that, in the Committee’s opinion, justify a reduction in the amount otherwise payable to an NEO based on objective corporate performance. Overall, amounts earned under the AIP cannot exceed more than 200% of target. In 2015, the Committee believed that our NEOs’ individual performance was appropriately reflected in our corporate performance results. Thus, the Committee opted not to make any negative adjustments to the awards earned by our NEOs and payable under the AIP based on our corporate performance.

Overall Performance and Payouts

After certifying the results relative to our performance metrics and considering each individual’s contributions throughout the year, the Committee approved the following payments for our NEOs for 2015:

Name	Actual Bonus ($)
R. Andrew Clyde	1,309,500
Mindy K. West	545,898
John A. Moore	352,692
Marn K. Cheng	311,225
Joseph Henderson, III	182,021

C.    Long-term Incentive Compensation

We provide share-based, long-term compensation to our executive officers through our stockholder-approved Murphy USA Inc. 2013 Long-Term Incentive Plan, as amended and restated effective as of August 26, 2014 (the “LTIP”). Long-term incentive levels for Murphy USA’s officers are targeted at the median of competitive market pay levels. The plan provides for a variety of stock and share-based awards, including stock options and restricted stock units (“RSUs”), each of which vests over a period determined by the Committee, as well as PSUs that are earned based on the Company’s achievement of two equally-weighted objective performance goals. We believe that

MURPHY USA INC.    21

2016 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Compensation Discussion And Analysis (continued)

these awards create a powerful link between the creation of stockholder value and executive pay delivered. In addition, we believe that the balance between absolute and relative performance achieved through the use of stock options, ROACE-based PSUs, and relative TSR-based PSUs is appropriate. In order for executives to fully realize their targeted opportunities, Murphy USA must both successfully achieve its long-term goals and outperform its peers.

Stock Options

In 2015, stock options comprised 25% of each NEO’s annual equity award. Stock options provide a direct link between executive officer compensation and the value delivered to stockholders. The Committee believes that stock options are inherently performance-based, as option holders only realize benefits if the value of our stock increases following the date of grant. All grants of options will vest in two equal installments on the second and third anniversaries of the grant date, and unless otherwise forfeited or exercised, expire seven years from the date of the grant.

Restricted Stock Units

In 2015, RSUs comprised 25% of each NEO’s annual equity award. The Committee believes that RSUs are an important part of the compensation program for NEOs as they (i) drive behaviors to create value for stockholders by linking executive compensation to stock price performance, (ii) encourage retention, and (iii) result in actual share ownership (thereby supporting the Company’s stock ownership guidelines). All grants of RSUs will cliff-vest on the third anniversary of the grant date (unless otherwise forfeited due to termination) and are delivered to the NEOs in the form of unrestricted shares of common stock.

Performance Stock Units

In 2015, PSUs comprised 50% of each NEO’s annual equity award. The Committee believes that PSUs serve as a complement to stock options and RSUs. Our PSUs benchmark Murphy USA performance relative to two equally-weighted metrics, ROACE and TSR relative to our peer group, with payouts at the threshold level of performance equal to 50% of target. The Committee believes the PSU program does not encourage excessive or inappropriate risk-taking, as it caps the maximum payout at 200% of target. PSUs are designed to pay 100% of target at the end of the three-year performance cycle if target levels of performance are achieved. Payment, if earned, is made in unrestricted shares of common stock at the end of the three-year performance period once performance results have been approved by the Committee.

Vesting for 50% of the PSUs will be based on Murphy USA’s TSR performance between 2015 and 2017 relative to the Company’s peer group, with payouts at the threshold level of performance equal to 50% of target and maximum payouts capped at 200% of target. The Committee considers relative TSR an appropriate metric as it aligns the pay for our officers to the appreciation (or reduction) our stockholders receive in their investment in Murphy USA. TSR achievement and corresponding payout levels are as follows:

Achievement Level	Percentile Rank Relative to Peers		Payout % of Target(1)
Maximum	≥75	th	200%
Target	50	th	100%
Threshold	25	th	50%
Below Threshold	<25	th	0%
(1)	Payout will be interpolated on a linear basis for performance between levels of achievement

Vesting for the remaining 50% of the PSUs will be based on Murphy USA’s three-year average ROACE performance between 2015 and 2017 as compared to the Company’s three-year ROACE targets set by the Committee at the beginning of the performance period, with payouts at the threshold level of performance equal to 50% of target and maximum payouts capped at 200% of target.

D.    Employee Benefits and Perquisites

Murphy USA’s executives are provided usual and customary employee benefits available to all employees (except certain hourly retail employees). These include qualified defined contribution (Savings) plan (401(k)), health insurance, life insurance, accidental death and dismemberment insurance, medical/dental insurance, vision insurance, and long-term disability insurance.

The purpose of the Savings Plan, a tax-qualified defined contribution retirement plan, for employees of Murphy USA is to provide retirement benefits for all employees who participate. All employees are allowed to contribute on a pre-tax basis up to 25 percent of their eligible pay. The Company matching contributions are limited to dollar for dollar on the first six percent of base pay. Participating employees are immediately vested in all employee and Company matching contributions.

Murphy USA provides a Supplemental Executive Retirement Plan (“Murphy USA SERP”), an unfunded, nonqualified deferred compensation plan, to eligible executives including the NEOs. The Murphy USA SERP is intended to restore qualified defined contribution (Savings and profit-sharing) plan benefits restricted under the Internal Revenue Code of 1986 (the “IRC”) to certain highly-compensated individuals.

Murphy USA offers limited perquisites to our NEOs consistent with our peer group. The Board of Directors has authorized up to 50 hours annually of personal use of Company aircraft for our CEO as part of his total compensation package. The value of such personal use is periodically reported to the Committee and will be reported as taxable income to the CEO with no income tax assistance or gross-ups provided by the Company.

22    MURPHY USA INC.

2016 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Compensation Discussion And Analysis (continued)

Reportable values for these programs based on the incremental costs to the Company are included in the “All Other Compensation” column of the Summary Compensation Table included on page 25 in this Proxy Statement.

Other Policies

Severance and Change in Control Protection

The Company has not entered into any employment, CIC, or termination agreements with its NEOs other than with the CEO, which was inherited by Murphy USA in connection with the Spin-Off from prior parent Murphy Oil.

Mr. Clyde is party to a Severance Protection Agreement (the “SPA”) provided to him by Murphy Oil when he joined Murphy Oil in August 2013, which was inherited by Murphy USA in connection with the Spin-Off. The SPA provides certain severance benefits if his employment is terminated within 24 months following a CIC. If Mr. Clyde’s employment is terminated by Murphy USA “without cause” or by Mr. Clyde for “good reason” within this 24-month window, Mr. Clyde will be entitled to his earned but unpaid compensation, a lump sum severance payment equal to three times the sum of his base salary and the average of his last three annual bonuses prior to the termination date (or, if higher, prior to the CIC), accelerated vesting of his outstanding equity-based awards (provided that any performance-based awards will be paid assuming the target level of performance) and continued life, accident, and health insurance benefits for 36 months. Mr. Clyde will not be entitled to any “golden parachute” excise tax gross-up payments. The SPA provides for an excise tax cutback to reduce payments to a level such that the excise tax under Sections 280G and 4999 of the IRC will not apply (unless the executive would receive a greater amount of severance benefits on an after-tax basis without a cutback, in which case the cutback would not apply). Pursuant to the SPA, Mr. Clyde will be subject to a non-disclosure covenant and non-solicitation and non-competition restrictive covenants for 12 months following any such termination.

Under the terms of the LTIP, in the event of a CIC, all outstanding equity awards will vest, become immediately exercisable or payable, and/or have all restrictions lifted (any performance-based awards will be paid assuming the target level of performance).

Stock Ownership Guidelines

To further align the interests of our executive officers with those of our stockholders, the Board of Directors expects all executive officers to display confidence in the Company through the ownership of a significant amount of our stock. Under these guidelines as set forth in the Company’s Corporate Governance Guidelines, executive officers, including our NEOs, are expected to hold Murphy USA common stock having a value that is equivalent to a multiple of each executive officer’s annualized base salary. The targeted multiples vary among the executives depending upon their position:

•	CEO: 5x annual salary
•	EVPs: 3x annual salary
•	SVPs: 2x annual salary
•	VPs: 1x annual salary

Because the stock ownership guidelines are a multiple of each executive officer’s annualized salary, the value that must be maintained will increase proportionally with salary increases. Executive officers are expected to achieve targets within five years of assuming their positions. Shares owned directly by the executive, including RSUs and unrestricted stock units, those owned indirectly, assuming the executive has an economic interest in the shares, and shares held through our employee benefit plans including the qualified defined contribution (Savings) plan (401(k)) and deferred compensation plan for executives are included in calculating ownership levels. Shares underlying stock options and unearned PSUs do not count toward the ownership guidelines. At December 31, 2015, all of our NEOs had met or were on track to comply with these stock ownership guidelines within the applicable five-year period.

Likewise, each member of our Board of Directors is expected to achieve ownership of at least three times their annual cash retainer within five years of service as discussed in the Compensation of Directors section of this Proxy Statement on page 11. As noted above, at December 31, 2015, all of our directors had met or were on track to comply with these stock ownership guidelines within the applicable five-year period.

The Committee will periodically assess these guidelines, monitor director and executive officer ownership levels relative to these guidelines, and make recommendations as appropriate.

Pledging Policy

A director or executive officer may not pledge Company securities, either by purchasing Company securities on margin or holding Company securities in a margin account, until he or she has achieved the applicable stock ownership target specified in the guidelines above. All of our directors and executive officers are in compliance with our anti-pledging policy.

Prohibition on Hedging

To ensure that Murphy USA executive officers, including our NEOs, bear the full risks of Murphy USA common stock ownership, the Company has adopted a policy that prohibits hedging transactions that are designed to hedge or speculate on any change in the market value of the Company’s securities.

Recoupment/Clawback Policy

Our executive officers are subject to recoupment provisions in both the AIP and LTIP programs in the case of certain forfeiture events. If the Company restates its financial statements as a result of negligent, intentional, or gross misconduct by the recipient, the Committee may, in its discretion, require that the recipient reimburse the Company in respect of any shares issued or payments made under the AIP and/or

MURPHY USA INC.    23

2016 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Compensation Discussion And Analysis (continued)

the LTIP in the period covered by the restated financial statements.

Tax Policy

Section 162(m) of the IRC limits the deductibility of compensation paid to certain NEOs to $1 million annually unless compensation is performance-based and the performance criteria are approved by stockholders.

The Committee considers this impact when making compensation decisions and attempts to structure all elements of executive compensation to meet this exception. However, the Committee has retained the flexibility to design and maintain the executive compensation programs in a manner that is most beneficial overall to stockholders, including the payment of compensation that is subject to the deduction limits under IRC Section 162(m).

Role of the Compensation Consultant

The Committee has retained Mercer (US) Inc. (“Mercer”) as its independent compensation consultant. Mercer provides executive and director compensation consulting services to the Committee, regularly attends Committee meetings, reports directly to the Committee on matters relating to compensation for our NEOs, and participates in executive sessions without management present. Mercer provides advice and analysis to the Committee on design and level of executive and director compensation. In connection with their services to the Committee, Mercer works with executive management and the corporate human resources team group to formalize proposals for the Committee. The Committee has assessed the independence of Mercer pursuant to SEC rules and concluded that Mercer’s work for the Committee does not raise any conflicts of interest.

Compensation-based Risk Assessment

In February 2016, the Committee completed a review of the Company’s policies and practices of compensating its employees (including non-executives) as they relate to the Company’s risk management profile to determine whether such policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. As a result of this review, the Committee concluded that any risks arising from the Company’s compensation policies and practices for its employees were not reasonably likely to have a material adverse effect on the Company.

Compensation Committee Report

The Executive Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based on the review and discussions, the Executive Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement.

Executive Compensation Committee

Claiborne P. Deming (Chair)

Fred L. Holliger

The Very Reverend Dr. Christoph Keller, III

James W. Keyes

R. Madison Murphy

24    MURPHY USA INC.

2016 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Executive Compensation

Further information with respect to the individuals who served as the Company’s Principal Executive Officer, Principal Financial Officer, the three other most highly compensated executive officers serving at the end of the last completed fiscal year and an individual who would have been among our three other most highly compensated executive officers had he been in office at fiscal year-end, (collectively, the NEOs) is set forth in the following tables:

2015 Summary Compensation Table

Name and Principal Position	Year	Salary(1) ($)		Bonus ($)		Stock Awards(2) ($)		Option Awards(3) ($)		Non-Equity Incentive Plan Compensation(4) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5) ($)	All Other Compensation(6) ($)	Total ($)
R. Andrew Clyde President & Chief Executive Officer	2015 2014 2013	898,245 818,750 420,417	(7)	— — 40,750	(8)	2,342,259 1,896,115 1,173,184		701,255 572,000 1,390,737		1,309,500 1,600,000 1,059,250	— — —	313,036 182,645 74,547	5,564,295 5,069,510 4,158,885
Mindy K. West Executive Vice President, Chief Financial Officer & Treasurer	2015 2014 2013	500,250 468,333 381,200		— — 35,000	(8)	651,969 538,252 2,602,253		195,746 163,592 584,970		545,898 682,479 339,072	— 143,974 —	86,532 52,080 36,352	1,980,395 2,048,710 3,978,847
John A. Moore Senior Vice President & General Counsel(9)	2015 2014 2013	402,689 382,417 318,138		— — —		398,426 336,408 599,680		121,080 101,816 245,055		352,692 445,821 220,543	— 77,048 28,247	66,594 44,262 27,292	1,341,481 1,387,772 1,438,955
Marn K. Cheng(10) Senior Vice President, Retail Operations & Support	2015 2014	353,833 323,292		— —		313,911 220,194		92,828 67,496		311,225 345,486	— 31,161	55,553 27,726	1,127,350 1,015,355
Joseph Henderson, III(11) Vice President, Fuels	2015	276,292		—		181,103	(12)	54,486	(12)	182,021	—	42,653	736,555

(1)	The salaries shown for 2013 reflect eight months at the pre-Spin-Off annualized salary rate and four months at the post-Spin-Off annualized salary rate.
(2)	The amounts shown represent the grant date fair value of both PSU and RSU awards granted in 2014 and 2015 as computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures, as more fully described in Note 12 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014 and December 31, 2015. Amounts shown relating to PSUs are targets set for the PSUs, because it is the probable outcome at the setting of the target for the applicable performance period that the target will be achieved consistent with the accounting treatment under GAAP. If the maximum payout were used for the PSUs, the amounts shown relating to PSUs would double, although the value of the actual payout would depend on the stock price at the time of the payout. If the minimum payout were used, the amounts for PSUs would be reduced to zero. RSUs are generally forfeited if grantee’s employment terminates for any reason other than retirement, death or full disability. The awards vest three years from the date of grant. There is no assurance that the value realized by each NEO will be at or near the value included in the table. PSUs are forfeited if grantee’s employment terminates for any reason other than retirement, death or full disability. The awards vest three years from the date of grant based on the Company’s performance relative to two equally-weighted metrics, ROACE and TSR relative to its peers. There is no assurance that the value realized by the executive will be at or near the value included in the table. The amounts for PSUs granted in 2014 and 2015 were calculated based on the probable outcome of performance conditions as of the grant date computed in accordance with FASB ASC Topic 718 excluding the effect of estimated forfeitures. The amounts shown in 2013 represent the grant date fair value of performance-based RSUs and performance units granted by Murphy Oil as well as the pension restoration and lost potential compensation RSUs granted by Murphy USA. Amounts shown are computed in accordance with FASB ASC Topic 718, excluding forfeiture estimates.
(3)	The amounts shown represent the grant date fair value as computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures, as more fully described in Note 12 to our consolidated and combined financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015. Options granted generally vest in two equal installments on the second and third anniversaries of the grant date. The options are exercisable for a period of seven years from the date of grant. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized by each NEO will be at or near the value disclosed. The amounts shown in 2013 represent the grant date fair value of options granted by Murphy Oil as computed in accordance with FASB ASC Topic 718, excluding forfeiture estimates.
(4)	Non-Equity Incentives Column: Amounts shown for 2015 reflect payments under our AIP, which were paid in February 2016. Amounts shown for 2014 reflect payments under our AIP, which were paid in February 2015. Amounts shown for 2013 reflect payments under our AIP, which were paid in February 2014, as well as amounts paid by Murphy Oil under the Murphy Oil AIP for the portion of the year prior to the Spin-Off.
(5)	The amounts shown in this column reflect the annual change in accumulated benefits under the Murphy Oil Supplemental Executive Retirement Plan (“Murphy Oil SERP”), liability for which was assumed by Murphy USA in connection with the Spin-Off. See Pension Benefits Table included on page 29 in this Proxy Statement for more information. There are no deferred compensation earnings reported in this column, as the Company’s non-qualified deferred compensation plans do not provide above-market or preferential earnings. See the 2015 Non-qualified Deferred Compensation Table included on page 30 in this Proxy Statement for more information. Where the annual change in accumulated benefits was negative, it was excluded from this column and from the Summary Compensation Table Total column. Amounts were negative for 2015 as follows: Ms. West—(79,090); Mr. Moore—(41,254); and Mr. Cheng—(15,759).

MURPHY USA INC.    25

2016 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Executive Compensation (continued)

(6)	We offer limited perquisites to our NEOs which, together with Company contributions to our qualified savings and nonqualified defined contribution plans, comprise the All Other Compensation column. In 2015, the total amounts were as follows:

Name	Total Contribution to DC Plans(a) ($)	Term Life(b) ($)	Other(c) ($)
R. Andrew Clyde	183,498	594	128,944
Mindy K. West	85,938	594	—
John A. Moore	66,000	594	—
Marn K. Cheng	55,188	594	—
Joseph Henderson, III	42,059	594	—

(a)	Company contributions to qualified and nonqualified defined contribution plans.
(b)	Benefit attributable to Company-provided term life insurance policy.
(c)	For Mr. Clyde, the amount shown includes $128,944 for personal use of corporate aircraft based on the aggregate incremental cost to the Company. The aggregate incremental cost to the Company is calculated by multiplying, for each trip, the statutory miles for each trip times the 12-month average direct cost per statutory mile for the airplane used. The direct costs utilized in the calculation include: travel expenses for the aviation crew, communications expenses, landing fees, fuel and lubrication, contract maintenance and repairs, and the provision allocated for the overhaul of the engines.
(7)	Amount includes salary for only the portion of the year for which he was employed by Murphy Oil and Murphy USA and includes a one-time signing bonus of $107,917. Prior to August 1, 2013, Mr. Clyde was an employee of Booz & Company.
(8)	Reflects the value of special bonus awarded in recognition of contributions toward the success of the Spin-Off and exemplary performance throughout the transition process.
(9)	Mr. Moore also served as Corporate Secretary until February 11, 2016 when the Board elected Gregory L. Smith to serve in that role going forward.
(10)	Mr. Cheng was not a Named Executive Officer before 2014 and, therefore, his compensation is not disclosed for prior years.
(11)	Mr. Henderson was not a Named Executive Office before 2015 and, therefore, his compensation is not disclosed for prior years. Mr. Henderson resigned from the Company on December 31, 2015 and he did not receive any severance payments upon resignation.
(12)	These awards were forfeited upon Mr. Henderson’s resignation.

26    MURPHY USA INC.

2016 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Executive Compensation (continued)

Grants of Plan-Based Awards in 2015

The following table provides information regarding both equity and non-equity incentive plan awards granted to each NEO during 2015. All awards are described in more detail in the Compensation Discussion and Analysis section beginning on page 15 in this Proxy Statement.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option or Stock Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
R. Andrew Clyde		450,000	900,000	1,800,000
	02/10/15				9,700	19,400	38,800				1,657,730
	02/10/15							9,700			684,529
	02/10/15								34,750	70.57	701,255
Mindy K. West		187,594	375,188	750,376
	02/10/15				2,700	5,400	10,800				461,430
	02/10/15							2,700			190,539
	02/10/15								9,700	70.57	195,746
John A. Moore		121,200	242,400	484,800
	02/10/15				1,650	3,300	6,600				281,985
	02/10/15							1,650			116,441
	02/10/15								6,000	70.57	121,080
Marn K. Cheng		106,950	213,900	427,800
	02/10/15				1,300	2,600	5,200				222,170
	02/10/15							1,300			91,741
	02/10/15								4,600	70.57	92,828
Joseph Henderson, III(5)		62,550	125,100	250,200
	02/10/15				750	1,500	3,000				128,175
	02/10/15							750			52,928
	02/10/15								2,700	70.57	54,486

(1)	Threshold and maximum awards are based on the provisions in our AIP. Actual awards earned can range from 0 to 200 percent of the target awards. The Committee retains the authority to make awards under the program and to use its judgment in adjusting awards downward. Actual payouts for 2015 are reflected in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” included in this Proxy Statement.
(2)	Threshold and maximum awards are based on the provisions of the PSU award agreements. Actual PSU awards earned can range from 0 to 200 percent of the target awards.
(3)	Amounts include time-based RSUs, which cliff-vest three years after their grant date.
(4)	The amounts in this column in respect of the RSUs, PSUs and stock option awards reflect their aggregate grant date fair values, calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The amounts in this column in respect of the PSUs were calculated based on the probable outcome of the performance condition as of the grant date, which is at the target level, in accordance with FASB ASC Topic 718. For option awards, these amounts represent the grant date fair value of the option awards using a Black-Scholes-Merton based methodology. The actual value realized by each NEO for these equity awards depends on market prices at the time of exercise. There is no assurance that the value realized by each NEO will be at or near the value included in the table. Assumptions used in the calculation of these amounts are more fully described in Note 1 and 12 to our consolidated and combined financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015.
(5)	Upon his resignation, Mr. Henderson forfeited all equity, stock and option awards listed in the table.

MURPHY USA INC.    27

2016 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Executive Compensation (continued)

Outstanding Equity Awards at Fiscal Year End 2015

The following table illustrates outstanding Murphy USA equity awards (stock options, RSUs and PSUs) for each NEO as of December 31, 2015.

		Option Awards				Stock Awards
	Grant	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(2)	Option Exercise Price	Option Expiration (mm/dd/yy)	Number of Shares or Units of Stock That Have Not Vested(3)		Market Value of Shares or Units of Stock That Have Not Vested(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4)
Name	Date(1)	(#)	(#)	($)	Date	(#)		($)	(#)	($)
R. Andrew Clyde	08/06/13	59,249	59,250	40.25	02/05/20
	02/11/14		50,000	39.46	02/11/21
	02/10/15		34,750	70.57	02/10/22
	08/06/13					25,099		1,524,513
	02/11/14					15,500		941,470
	02/10/15					9,700		589,178
	02/11/14								62,000	3,765,880
	02/10/15								38,800	2,356,712
Mindy K. West	02/05/13		32,504	34.16	02/05/20
	02/11/14		14,300	39.46	02/11/21
	02/10/15		9,700	70.57	02/10/22
	02/05/13					14,171		860,747
	09/06/13					17,981	(6)	1,092,166
	10/22/13					33,414	(7)	2,029,566
	02/11/14					4,400		267,256
	02/10/15					2,700		163,998
	02/11/14								17,600	1,069,024
	02/10/15								10,800	655,992
John A. Moore	02/05/13		13,617	34.16	02/05/20
	02/11/14		8,900	39.46	02/11/21
	02/10/15		6,000	70.57	02/10/22
	02/05/13					5,612		340,873
	09/06/13					10,101	(8)	613,535
	02/11/14					2,750		167,035
	02/10/15					1,650		100,221
	02/11/14								11,000	668,140
	02/10/15								6,600	400,884
Marn K. Cheng	02/11/14		5,900	39.46	02/11/21
	02/10/15		4,600	70.57	02/10/22
	02/05/13					3,597		218,482
	09/06/13					7,761	(8)	471,403
	02/11/14					1,800		109,332
	02/10/15					1,300		78,962
	02/11/14								7,200	437,328
	02/10/15								5,200	315,848
Joseph Henderson, III(9)	02/11/14		3,900	39.46	02/11/21
	02/10/15		2,700	70.57	02/10/22
	02/05/13					1,439		87,405
	02/11/14					1,200		72,888
	02/10/15					750		45,555
	02/11/14								4,800	291,552
	02/10/15								3,000	182,220

(1)	The dates presented in this column that are prior to August 30, 2013, represent the dates awards were granted by Murphy Oil. All other grant dates represent the grant dates of awards granted by Murphy USA. The Murphy Oil awards were converted to Murphy USA equity awards in connection with the Spin-Off and remain subject to the original vesting schedules. Therefore, to assist in understanding the vesting dates associated with the pre-Spin-Off awards, we list the original grant dates for all awards.
(2)	Stock options vest 50% on the two-year anniversary of the original grant date with the remaining 50% vesting on the three-year anniversary of the original grant date. All options expire seven years after the original grant date.
(3)	RSUs generally vest on the three-year anniversary of the date they were originally granted.
(4)	Value was determined based on a December 31, 2015 closing stock price of $60.74 per share.
(5)	The amounts shown represent the number of outstanding PSUs that remain subject to performance conditions. These numbers represent PSUs each NEO would receive assuming the performance conditions are achieved at maximum (200%). The actual numbers of PSUs earned at the end of the performance period will be based on Company performance. To the extent earned, these outstanding PSUs will cliff-vest on the three-year anniversary of the grant date once results have been certified.
(6)	Roughly 30% of these pension restoration RSUs granted in conjunction with the Spin-Off will vest on the five-year anniversary of the grant date with the remaining RSUs vesting on the 10-year anniversary of the grant date.
(7)	These lost potential compensation RSUs granted in conjunction with the Spin-Off will cliff vest on the five-year anniversary of the grant date.
(8)	One-half of these pension restoration RSUs granted in conjunction with the Spin-Off will vest on the five-year anniversary of the grant date with the remaining one-half vesting on the 10-year anniversary of the grant date.
(9)	Mr. Henderson’s unvested awards were forfeited upon his resignation.

28    MURPHY USA INC.

2016 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Executive Compensation (continued)

Option Exercises and Stock Vested in 2015

The following table summarizes the value received by each NEO from stock option exercises and stock grants which vested during 2015. Note that no Murphy USA awards vested or were exercised during 2015. All equity awards which vested during 2015 were originally granted by Murphy Oil prior to the Spin-Off.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
R. Andrew Clyde	—	—	—	—
Mindy K. West	118,154	4,445,274	9,554	666,965
John A. Moore	22,401	851,456	5,732	400,151
Marn K. Cheng	—	—	938	65,482
Joseph Henderson, III	—	—	375	26,179

(1)	The value shown reflects the pre-tax gain realized upon the exercise of options, which is the difference between the fair market value on the date of exercise and the exercise price of the options.
(2)	The amounts shown in this column reflect the pre-tax gain realized upon vesting of RSUs, which is the fair market value of the shares on the date of vesting.

2015 Pension Benefits Table

The following table presents the value of the frozen accrued benefits of the NEOs under the defined benefit portion of the Murphy Oil SERP, liability for which was assumed by Murphy USA in connection with the Spin-Off. Murphy Oil remains responsible for all accrued benefits to our NEOs under the tax-qualified Murphy Oil Retirement Plan.

Name	Plan Name(1)	Number of Years of Credited Service (#)(2)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
R. Andrew Clyde	—	—	—	—
Mindy K. West	Murphy USA Supplemental Executive Retirement Plan	17.247	423,207	—
John A. Moore	Murphy USA Supplemental Executive Retirement Plan	18.497	238,215	—
Marn K. Cheng	Murphy USA Supplemental Executive Retirement Plan	12.997	104,433	—
Joseph Henderson, III	—	—	—	—

(1)	Liabilities for benefits accrued for NEOs and other executive employees under the defined contributions portion of the Murphy Oil SERP were transferred to the Murphy USA SERP effective on the date of the Spin-Off, and included in the “2015 Non-Qualified Deferred Compensation Table” that follows.
(2)	The number of years of credited service reflects the frozen number of years of service credited under the Murphy Oil SERP through the date of the Spin-Off.

The accrued benefits presented above are based on a final average earning calculation. Frozen final average earnings which could not be included under a tax-qualified retirement plan were as follows: Ms. West $286,016, Mr. Moore $140,183 and Mr. Cheng $77,837. The following assumptions were used in determining the present value amounts at December 31, 2015:

•	Discount Rate - 4.91%
•	Mortality Table - RP-2000 projected 20 years
•	Assumed retirement date at age 65

MURPHY USA INC.    29

2016 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Executive Compensation (continued)

2015 Non-Qualified Deferred Compensation Table

The following table includes the value of the accrued benefits of the NEOs under the defined contribution portion of the Murphy Oil SERP, liability for which was assumed by Murphy USA in connection with the Spin-Off, as well as the benefits accrued by the NEOs under the Murphy USA SERP from the date of the Spin-Off, through December 31, 2015.

Name	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year(2) ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE(2) ($)
R. Andrew Clyde	196,813	149,398	19,838	—	612,452
Mindy K. West	21,093	51,838	(1,019)	—	198,518
John A. Moore	5,880	31,900	(235)	—	59,559
Marn K. Cheng	66,910	20,859	(2,854)	—	318,834
Joseph Henderson, III	6,574	8,015	(144)	—	19,114

(1)	The executive contributions in the last fiscal year have been included in the “Salary” column for the NEO in the 2015 Summary Compensation Table.
(2)	The registrant contributions in the last fiscal year have been included in the “All Other Compensation” for the NEO in the 2015 Summary Compensation Table.

30    MURPHY USA INC.

2016 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Potential Payments Upon Termination or

Termination in Connection with a Change in Control

The Company does not have employment, CIC, or termination agreements with its NEOs other than with the CEO, which was inherited by Murphy USA in connection with the Spin-Off from prior parent Murphy Oil. However, upon a CIC, as defined in the LTIP, all outstanding equity awards granted under such plan shall vest and become immediately exercisable or payable, or have all restrictions lifted which apply to the type of award. Any performance-based awards will be paid at the target level of performance.

The SPA provides certain severance benefits if Mr. Clyde’s employment is terminated within 24 months following a CIC. If his employment is terminated by Murphy USA “without cause” or by Mr. Clyde for “good reason” within this 24-month window, Mr. Clyde will be entitled to his earned but unpaid compensation, a lump sum severance payment equal to three times the sum of his base salary and the average of his last three annual bonuses prior to the termination date (or, if higher, prior to the CIC), accelerated vesting of his outstanding equity-based awards (provided that any performance-based awards be paid assuming the target level of performance) and continued life, accident, and health insurance benefits for 36 months. Mr. Clyde will not be entitled to any “golden parachute” excise tax gross-up payments. The SPA provides for an excise tax cutback to reduce payments to a level such that the excise tax under Sections 280G and 4999 of the IRC will not apply (unless the executive would receive a greater amount of severance benefits on an after-tax basis without a cutback, in which case the cutback will not apply). Pursuant to the SPA, Mr. Clyde will be subject to a non-disclosure covenant and non-solicitation and non-competition restrictive covenants for 12 months following any such termination.

The Company has no other agreement, contract, plan, or arrangement, whether written or unwritten, that provides for potential payments to any other NEOs upon termination or a CIC.

The following table presents estimated amounts that would have been payable to the applicable NEO if the described event had occurred on December 31, 2015, the last trading day of the last fiscal year:

Name	Category	Qualified Termination with a Change of Control ($)	Death or Normal Termination ($)
R. Andrew Clyde	Severance(1)	6,670,532	—
	Non-equity compensation(2)	1,309,500	1,309,500
	Unvested & Accelerated(3)
	Full Value Awards	6,116,457	3,816,598
	Stock Options	3,491,511	—
Mindy K. West	Non-equity compensation(2)	545,898	545,898
	Unvested & Accelerated(3)
	Full Value Awards	5,276,241	2,741,804
	Stock Options	1,168,303	—
John A. Moore	Non-equity compensation(2)	352,692	352,692
	Unvested & Accelerated(3)
	Full Value Awards	1,756,176	955,865
	Stock Options	551,350	—
Marn K. Cheng	Non-equity compensation(2)	311,225	311,225
	Unvested & Accelerated(3)
	Full Value Awards	1,254,767	657,875
	Stock Options	125,552	—
Joseph Henderson, III	Non-equity compensation(2)	182,021	182,021
	Unvested & Accelerated(3)	—	—
	Full Value Awards	442,734	265,859
	Stock Options	82,992	—

(1)	Represents three times the sum of base salary, the average of his last three bonus payouts, and the cost of Company-provided term life insurance policy. Mr. Clyde does not participate in our health insurance program.
(2)	Non-equity compensation is calculated under the terms of the AIP. Although actual awards, if any, are subject to attaining certain performance-based targets, for purposes of this table, non-equity compensation is calculated based on actual awards earned in 2015.
(3)	In the event of a change of control, all unvested outstanding equity awards shall vest, become immediately exercisable or payable or have all restrictions lifted as may apply to the type of the award. This amount includes the incremental value of the current unvested outstanding RSUs, PSUs (assuming the target level of performance) and options. In the event of a termination, the exercise period for stock options is reduced to the lesser of the expiration date of the award or two years from date of termination.

MURPHY USA INC.    31

2016 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Proposal 2 – Approval of Executive Compensation

on an Advisory, Non-Binding Basis

The Dodd-Frank Wall Street Reform and Consumer Protection Act (“the Dodd-Frank Act”) enables the Company’s stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of the Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC’s rules.

As described in detail under the heading “Compensation Discussion and Analysis,” the Company’s executive compensation programs are designed to attract, motivate, and retain the Named Executive Officers, who are critical to the Company’s success. Under these programs, the Named Executive Officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals, and the realization of increased stockholder value. Please read the “Compensation Discussion and Analysis” along with the information in the compensation tables for additional details about the executive compensation programs, including information about the fiscal year 2015 compensation of the Named Executive Officers.

Stockholders are asked to indicate their support for the Named Executive Officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to express their views on the Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Stockholders are requested to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2016 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2015 Summary Compensation Table and the other related tables and disclosures.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Executive Compensation Committee or the Board of Directors. The Board of Directors and the Executive Compensation Committee value the opinions of stockholders and will consider stockholders’ views and the Executive Compensation Committee will evaluate whether any actions are necessary to address those views.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

32    MURPHY USA INC.

2016 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm for Fiscal 2016

The Audit Committee and the Board of Directors have approved the engagement of KPMG LLP as Murphy USA’s independent registered public accounting firm for 2016. Representatives of that firm are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

Ratification of the selection of accountants requires approval by a majority of the votes cast by the stockholders of Murphy USA Common Stock, which votes are cast “for” or “against” the ratification. Murphy USA’s Board is requesting stockholder ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG LLP. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that such change would be in the best interests of Murphy USA and its stockholders.

The Audit Committee evaluates the qualifications, performance, and independence of the independent auditor, including the lead partner, on an annual basis (in each case in light of SEC and NYSE independence and other applicable standards then in effect). The Audit Committee ensures the regular rotation of the lead audit partner as required by law and is involved in the selection of the lead audit partner. In addition, the Audit Committee receives periodic reports on the hiring of KPMG LLP partners and other professionals (if hired) to help ensure KPMG LLP satisfies applicable independence rules.

•

KPMG LLP has served as Murphy USA’s independent registered accounting firm since the spin-off in 2013 and prior to that served as the auditor to Murphy USA’s former parent for more than 60 years. KPMG LLP reports directly to the Audit Committee of Murphy USA. In selecting KPMG LLP as Murphy USA’s independent registered accounting firm for 2016, the Audit Committee considered a number of factors, including:

•	the quality of its ongoing discussions with KPMG LLP including the professional resolution of accounting and financial reporting matters with its national office,
•	the professional qualifications of KPMG LLP, the lead audit partner and other key engagement partners,
•	KPMG LLP’s independence program and its processes for maintaining its independence,
•	KPMG LLP’s depth of understanding of Murphy USA’s businesses, accounting policies and practices and internal control over financial reporting,
•	the appropriateness of KPMG LLP’s fees for audit and non-audit services (on both an absolute basis and as compared to its peer firms),
•	consideration of KPMG LLP’s known legal risks and significant proceedings that may impair their ability to perform Murphy USA’s annual audit,
•	the most recent PCAOB inspection report on KPMG LLP and the results of “peer review” and self-review examinations, and
•	the results of management’s and the Audit Committee’s annual evaluations of the qualifications, performance and independence of KPMG LLP.

In addition, the Audit Committee periodically considers the appropriateness of a rotation of the independent registered accounting firm. At this time, the Audit Committee and the Board of Directors believe that the continued retention of KPMG LLP as Murphy USA’s independent registered public accounting firm is in the best interests of Murphy USA and its stockholders. Under Murphy USA’s policy for pre-approval of audit and permitted non-audit services by KPMG LLP, the Audit Committee has delegated the right to pre-approve services between meeting dates to the Chairman of the Committee, subject to ratification of the full Committee at the next scheduled meeting. The Committee evaluates all services, including those engagements related to tax and internal control over financial reporting, considering the nature of such services in light of auditor independence, in accordance with the rules of the PCAOB.

FEES PAID TO KPMG LLP

Fees for services provided by the Company’s principal independent registered public accounting firm, KPMG LLP, for the years ended December 31, 2015 and 2014 are as follows (in thousands)

	2015	2014
Audit fees(1)	$1,286	1,203
Audit-related fees(2)	238	137
Tax fees	—	—
All other fees(3)	242	—
Total fees	$1,766	1,340

(1)	Audit fees include fees for the audit of Murphy USA’s consolidated financial statements, as well as subsidiary and statutory audits directly related to the performance of the Murphy USA consolidated audit. Audit fees include out-of-pocket expenses of $138 in 2015 and $140 in 2014.
(2)	Audit-related fees include fees for assurance and related services that are traditionally performed by independent accountants such as audits of subsidiary financial statements and the filing of a registration statement with the U.S. Securities and Exchange Commission.
(3)	All other fees include advisory services for secondary market research and fees for a technical accounting research website run by KPMG on a subscription basis.

The services provided by KPMG LLP and the fees paid by Murphy USA were authorized and approved by the Audit Committee in compliance with the pre-approval policy and procedures described above. The Audit Committee considers the non-audit services rendered by KPMG LLP during the most recently completed fiscal year in its annual independence evaluation.

MURPHY USA INC.    33

2016 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm for Fiscal 2016 (continued)

If you do not ratify the appointment of KPMG LLP, the Audit Committee will reconsider its appointment. Even if you do ratify the appointment, the Audit Committee retains its discretion to reconsider its appointment if it believes necessary in the best interest of the Company and the stockholders.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR 2016

Submission of Stockholder Proposals

Stockholder proposals for the 2017 Annual Meeting of Stockholders must be received by the Company at its principal executive office on or before November 18, 2016, in order to be considered for inclusion in the proxy materials.

A stockholder may wish to have a nomination or proposal presented at the Annual Meeting of Stockholders in 2017, but the Company is not required to include that proposal in the Company’s Proxy Statement and form of proxy relating to that meeting. This type of proposal is subject to the advance notice provisions and other requirements of the Company’s by-laws. In the case of the 2017 Annual Meeting of Stockholders, notice must be received by the Company at its principal executive office no earlier than January 5, 2017, and no later than February 4, 2017.

34    MURPHY USA INC.

2016 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Electronic Availability of Proxy Materials for

2016 Annual Meeting

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 5, 2016. This Proxy Statement and Murphy USA’s Annual Report to Stockholders and Annual Report on Form 10-K for fiscal year 2015 are available electronically at http://corporate.murphyusa.com/annual.

In addition, the Company will provide without charge, upon the written request of any stockholder, a copy of the Company’s Annual Report on Form 10-K, including the financial statements and the financial statement schedules, required to be filed with the United States Securities and Exchange Commission (the “SEC”) for the fiscal year ended

December 31, 2015. Requests should be directed to Murphy USA Inc., Attn: Investor Relations Department, P.O. Box 7300, El Dorado, Arkansas 71731-7300 or to https://www.proxyvote.com.

The Company will also deliver promptly upon written or oral request a separate copy of the Company’s Annual Report on Form 10-K and the Company’s Proxy Statement, to any stockholder who shares an address with other stockholders and where only one (1) set of materials were sent to that address to be shared by all stockholders at that address.

Other Information

The management of the Company knows of no business other than that described above that will be presented for consideration at the meeting. If any other business properly comes before the meeting, it is the intention of the persons named in the proxies to vote such proxies thereon in accordance with their judgment.

The expense of this solicitation, including cost of preparing and mailing this Proxy Statement, will be paid by the Company. Such expenses may also include the charges and expenses of banks, brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and proxy material to beneficial owners of shares.

“Householding” occurs when a single copy of our annual report, proxy statement and Notice of Internet Availability of Proxy Materials is sent to any household at which two or more stockholders reside if they appear to be members of the same family. Although we do not “household” for registered stockholders, a number of brokerage firms have instituted householding for shares held in street name. This procedure reduces our printing and mailing costs and fees. Stockholders who participate in householding will continue to receive separate proxy cards, and householding will not affect the mailing of account statements or special notices in any way. If you wish to receive a separate copy of our annual report, proxy statement or Notice of Internet Availability of Proxy Materials than that sent to your household, either this year or in the future, you may contact the Company in the manner provided below and the Company will promptly send you a separate copy of our annual report, Proxy

Statement or Notice of Internet Availability of Proxy Materials. If members of your household receive multiple copies of our annual report, Proxy Statement or Notice of Internet Availability of Proxy Materials, you may request householding by contacting the Company in the manner provided below.

Requests in this regard should be addressed to:

Gregory L. Smith

Secretary

Murphy USA Inc.

El Dorado, Arkansas 71730-5836

(870) 875-7600

On March 17, 2016, the Company mailed a Notice of Internet Availability of Proxy Materials to stockholders. The Notice contains instructions about how to access our proxy materials and vote online or by telephone. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice.

The above Notice and Proxy Statement are sent by order of the Board of Directors.

Gregory L. Smith

Secretary

El Dorado, Arkansas

March 17, 2016

You are urged to follow the instructions for voting contained in the Notice Regarding Availability of Proxy Materials or, if you received a paper copy of the Proxy Materials, to date, sign and return your proxy card promptly to make certain your shares will be voted at the Annual Meeting, even if you plan to attend the meeting in person. If you desire to vote your shares in person at the meeting, your proxy may be revoked. If you are receiving a printed copy of the proxy materials, a pre-addressed and postage paid envelope has been enclosed for your convenience in returning the proxy card.

MURPHY USA INC.    35

MURPHY USA INC. ATTN: MAGEN OLIVE 200 PEACH STREET EL DORADO, AR 71730

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E01067-P75630                             KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — —  — — — — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MURPHY USA INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following proposal:
Proposal 1.	Election of Three Class III Directors Whose Current Term Expires on the Date of the Annual Meeting;		☐	☐	☐

Nominees:
	01) 02) 03)	R. Madison Murphy R. Andrew Clyde The Very Reverend Dr. Christoph Keller, III
The Board of Directors recommends you vote FOR the following proposals:							For	Against	Abstain
Proposal 2.	Approval of Executive Compensation on an Advisory, Non-Binding Basis;						☐	☐	☐
Proposal 3.	Ratification of Appointment of Independent Registered Public Accounting Firm for Fiscal 2016 KPMG LLP;						☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
For address changes and/or comments, please check this box and write them on the back where indicated.					☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

E01068-P75630

MURPHY USA INC.
Annual Meeting of Stockholders
May 5, 2016, 1:00 PM Central Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) R. Madison Murphy and R. Andrew Clyde, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of MURPHY USA INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholder(s) to be held at 1:00 PM, Central Time on May 5, 2016, at the South Arkansas Arts Center, 110 East 5th Street, El Dorado, Arkansas, 71730, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side